CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of March 23, 2014 by and between East Shore Distributors, Inc. (to be renamed Crimson Forest Entertainment Group, Inc.), a Nevada corporation (the “Company”), and PORTNICE INVESTMENT LIMITED, a British Virgin Islands corporation (“Purchaser”).

RECITALS

The Company desires to issue and sell, and the Purchaser desires to purchase, convertible promissory note(s) in substantially the form attached to this Agreement as Exhibit B (the “Note” or “Notes”) which shall be convertible on the terms stated therein into common stock or Capital Stock of the Company in accordance with the terms set forth in this Agreement. As used herein, the term “Capital Stock” means common stock or preferred stock of the Company issued in a Qualified Financing as the case may be, as defined in the Note. The Notes and the Capital Stock issuable upon conversion thereof are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Notes.

(a) Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) the Company agrees to sell and issue to Purchaser, up to $2,000,000 in principal amount of Notes. The purchase price of each Note shall be equal to 100% of the principal amount of such Note.

(b) Closings; Delivery.

(i) The initial purchase and sale of the Notes shall take place at the offices of Richardson & Patel LLP, 1100 Glendon Avenue, Suite 850, Los Angeles, California, at 4:00 p.m., on March 23, 2014, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

(ii) At each Closing, the Company shall deliver to the Purchaser the Note to be purchased by the Purchaser against (1) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company, (2) delivery of counterpart signature pages to this Agreement and the Note, and (3) delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing the Purchaser’s exemption from withholding tax, which forms shall be furnished by the Company.

CONVERTIBLE NOTE PURCHASE AGREEMENT	1

(iii) The Company shall conduct subsequent closings (each, a “Closing”) at such dates and in such principal amounts as specified in writing by the Purchaser; for each subsequent Closing, the terms and conditions of this Agreement shall apply, and the Company shall appropriately update, and furnish Purchaser a copy of, Exhibit A to reflect Note(s) issued in each subsequent Closing.

(iv) The Company may sell and issue up to an aggregate maximum of $2,000,000 in principal amount of Notes to the Purchaser prior to March 23, 2019; provided however, after the initial Closing the Purchaser may but shall have no obligation to loan additional funds to the Company, and provided further that the Purchaser shall designate the timing and amount of any additional Notes purchased from the Company, subject to the terms and conditions of this Agreement.

(v) For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes shall be deemed to be a “Purchaser” for purposes of this Agreement, and any notes and so acquired by such additional purchaser shall be deemed to be “Notes” and “Securities” as applicable.

2. Notice of Conversion. In the event that Purchaser desires to convert Note(s), the Purchaser agrees to complete, execute and deliver to the Company a notice of conversion in the form attached as Exhibit C. In the event that the Purchaser elects to convert its Note(s) into Capital Stock in a Qualified Financing (as defined in the Note), the Purchaser agrees to execute and deliver the investment documents substantially in the same for as executed and delivered by the other participants in the Qualified Financing.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b) Authorization. This Agreement and the Notes have been duly authorized by the Board of Directors of the Company; however, (i) the Company has not obtained the necessary corporate approval for the authorization of any Capital Stock, and (ii) the Company’s Articles of Incorporation has not been amended to provide for the issuance of the Capital Stock. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(c) Absence of Required Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filing(s) pursuant to applicable securities laws as may be necessary, which filings will be timely effected after the Closing.

(d) Offering. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and will not result in a violation of the qualification or registration requirements of any applicable state securities laws.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

(a) Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c) Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

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(e) No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

(f) Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

Notwithstanding anything herein to the contrary, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

(g) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h) Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

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5. Conditions of the Purchaser’s Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) Delivery of Form W-8 BEN or Form W-9. The Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing the Purchaser’s exemption from withholding tax.

7. Covenants. The Company agrees to take any and all actions necessary to increase the number of shares of its authorized common stock to 500,000,000 shares, on or prior to December 31, 2014.

8. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Venue for the enforcement of this Agreement and the Notes shall be in state or federal court in Los Angeles County, California, and the Company hereby consents to personal jurisdiction in Los Angeles County, California. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE NOTES.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, electronic mail (to and from e-mail addresses specified in writing by each party as valid addresses for such purpose), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Amendments and Waivers. Any term of this Agreement and any term of the Notes may be amended or waived only with the written consent of the Company and the holders of a majority in principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

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(i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j) Exculpation of Purchaser. The Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company, in making its investment or decision to invest in the Company. The Purchaser agrees that the Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of the Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(k) Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Signature Pages Follow]

CONVERTIBLE NOTE PURCHASE AGREEMENT	7

IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:	EAST SHORE DISTRIBUTORS, INC.

/s/ Jonathan Lim
Jonathan Lim
Chief Executive Officer

Address:

8335 Sunset Boulevard, Suite 238
West Hollywood, CA 90069
Facsimile: (323) 337-8088

PURCHASER:

Date: March 23, 2014	PORTNICE INVESTMENT LIMITED
a British Virgin Islands corporation

/s/ Anthony Lim
(Signature)

Anthony Lim
(Authorized Representative)

Director
(Title)

Address for Notices:

Facsimile:

E-mail:

Principal Amount:

CONVERTIBLE NOTE PURCHASE AGREEMENT	8

EXHIBIT A

SCHEDULE OF NOTES ISSUED

Name and Address	Note Principal Amount	Issue Date

Portnice Investment Limited	$250,000	3/23/2014

Portnice Investment Limited	$250,000	6/13/2014

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EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

CONVERTIBLE PROMISSORY NOTE

Date:

Los Angeles, California

For value received, EAST SHORE DISTRIBUTORS, INC. (to be renamed Crimson Forest Entertainment Group, Inc.), a Nevada corporation (the “Company”), promises to pay to PORTNICE INVESTMENT LIMITED, a British Virgin Islands corporation (the “Holder”), the principal sum of _______________.

Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 3.80% per annum, compounded annually, based on a 365 day year. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions, issued pursuant to a Convertible Promissory Note Purchase Agreement (“Purchase Agreement”) which likewise contains substantially identical terms and conditions. Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” The Holders of at least 51% of the then-outstanding principal amount of the Notes are referred to herein as “Majority Holders.” This Note is subject to the following terms and conditions.

1. Maturity. Subject to Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable on the earlier of (a) the fifth (5th) year anniversary of the issuance date of this Note, and (b) the consummation of a Qualified Financing, as defined below (the “Maturity Date”).

2. Conversion.

(a) Conversion into Shares. The accrued unpaid interest and unpaid principal amount of this Note (the “Conversion Amount”) shall be convertible at the option of the Holder (i) into common stock of the Company if converted pursuant to Section 2(b), or (ii) into the same class of securities issued in a Qualified Financing (as defined below) which may take the form of preferred stock with rights preferences and privileges set forth in an amendment to the Articles of Incorporation of the Company, or common stock, as the case may be (in either case, “Capital Stock”).

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(b) Optional Conversion into Common Stock. The Conversion Amount under this Note shall be convertible into common stock of the Company at any time by the Holder, upon written notice by the Holder to the Company of the Holder’s election to convert pursuant to this Section 2(b). The number of shares of common stock into which this Note shall be convertible shall equal the Conversion Amount divided by $0.008 (“Default Conversion Price”). The Default Conversion Price shall be subject to appropriate adjustment upon any stock split, reverse stock split, recapitalization or similar event affecting the outstanding capital stock of the Company.

(c) Conversion Upon Equity Financing. If the Company intends to execute a bona fide equity financing transaction involving the issuance of Capital Stock and resulting in gross proceeds equal to or in excess of $3,000,000, excluding conversion of the Notes (a “Qualified Financing”) the Company shall notify the Holders of such event in writing at least thirty (30) days prior to the closing date of such transaction, and shall provide a summary of terms thereof. The Majority Holders shall be entitled, if they so elect in writing within ten (10) days after receipt of such notice, to convert the entire outstanding principal amount of and accrued interest under all of the Notes into shares of the Company’s Capital Stock issued and sold at the close of the Company’s Qualified Financing. The conversion of this Note pursuant to this Section 2(c) is expressly conditioned upon the closing of said Qualified Financing. The number of shares of Capital Stock to be issued upon such conversion pursuant to this Section 2(c) shall be equal to the quotient obtained by dividing (i) the Conversion Amount of this Note by (ii) the purchase price per share of the Capital Stock in the Qualified Financing, rounded down to the nearest whole share, and the issuance of such shares upon such conversion shall deemed a part of the Qualified Financing, and shall be upon the terms and subject to the conditions provided in the Qualified Financing. Upon the election of such conversion of this Note by the Majority Holders (whether or not the Holder has individually elected to convert), the Holder hereby agrees to so convert this Note and to execute and deliver to the Company all transaction documents related to the Qualified Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and having the same terms and conditions as those agreements entered into by the other purchasers of the Capital Stock.

(d) Mechanics and Effect of Conversion. No fractional shares of the Company’s Capital Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

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3. Payment; No Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. This Note may not be pre-paid by the Company prior to the Maturity Date or date of conversion (as applicable) without the prior written consent of the Majority Holders.

4. Events of Default. If any one or more of the following events shall occur after the date hereof, it shall be deemed an “Event of Default” hereunder:

(a) default by the Company in the due and punctual payment of the principal and accrued interest when and as such obligation shall become due and payable, whether at the Maturity Date or at a date fixed for prepayment or by acceleration or otherwise;

(b) insolvency of the Company or generally inability of the Company to meet its obligations as they mature;

(c) the making of a general assignment for the benefit of creditors, consent to the appointment of a trustee or a receiver or admission of the Company in writing of its inability to pay its debts as they mature;

(d) the appointment of a trustee or receiver for the Company or for a substantial part of the properties of the Company without the consent of the Company and such trustee or receiver not being discharged within 90 days;

(e) the institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings by or against the Company and, if instituted against it, the same being consented to by the Company or remaining undismissed for a period of 90 days;

(f) any substantial part of the property of the Company being sequestered or attached and not being returned to the possession of the Company or released from such attachment within 90 days; or

(g) if Holder exercises its conversion rights in accordance with Section 2(c) of this Note and if the Company fails to issue duly authorized shares at the closing of the Qualified Financing.

If any such Event of Default shall occur and be continuing, the Holder may, at the Holder’s option, declare the entire unpaid balance of principal and unpaid interest on this Note to be immediately due and payable, whereupon the maturity of the then unpaid balance on this Note shall be accelerated and the principal and all accrued and unpaid interest thereon shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, and the Holder may exercise and shall have any and all remedies accorded the Holder by law, including without limitation the right to recover all fees and expenses, including reasonable attorneys’ fees, incurred in connection with the enforcement of this Note.

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To the extent the entire outstanding principal amount of this Note and the accrued interest thereon are not paid immediately as of the date of the occurrence of an Event of Default, then from such date until this Note is paid in full interest on the amounts outstanding under this Note (including accrued interest as of the occurrence of the Event of Default) shall accrue at the lesser of (a) the Maximum Rate and (b) 8.0% per annum, compounded annually.

5. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company or the Majority Holders. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

6. Lawful Rate. Notwithstanding anything contained in this Note to the contrary, the Holder shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note any amount in excess of the amount permitted and calculated at the Maximum Rate (defined below). The Company shall never be required to pay unearned interest hereon, or to pay interest at a rate in excess of the Maximum Rate, or in an amount in excess of the maximum amount of interest permitted to be charged under Applicable Law. The “interest” shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Note. If under any contingency, the effective rate or amount of interest that would otherwise be payable under this Note would exceed the Maximum Rate or maximum amount of interest that the Holder is allowed by Applicable Law to charge, contract for, take or reserve, or receive, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to the Company. The term “Maximum Rate” as used herein, with respect to the Holder, the maximum non-usurious interest rate, if any, that, at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws presently in effect of the State of California, and to the extent controlling and providing for a different lawful rate of interest, laws of the United States of America (“Applicable Law”), applicable to the transactions between the Company and the Holder pursuant to this Note and such indebtedness or, to the extent permitted by applicable law, under such applicable laws of the United States of America and the State of California that may hereafter be in effect and that allow a higher maximum non-usurious interest rate than applicable laws now allow.

7. Governing Law; Waiver of Jury Trial. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Venue for the enforcement of this Note shall be in state or federal court in Los Angeles County, California, and the Company hereby consents to personal jurisdiction in Los Angeles County, California. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE.

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8. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as provided in the Purchase Agreement or as subsequently modified by written notice pursuant to the Purchase Agreement.

9. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this Section 9 with respect to the Notes shall be binding upon the Company, each Holder and each transferee of any Note.

10. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

11. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

[Signature Page Follows]

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This Convertible Promissory Note has been executed and delivered by the Company as of the date first set forth above.

COMPANY:	EAST SHORE DISTRIBUTORS, INC.

Jonathan Lim
Chief Executive Officer

Address:

8335 Sunset Boulevard, Suite 238
West Hollywood, CA 90069
Facsimile: (323) 337-8088

AGREED TO AND ACCEPTED:

Date: March 23, 2014	PORTNICE INVESTMENT LIMITED
a British Virgin Islands corporation

(Signature)

(Authorized Representative)

(Title)

EXHIBIT C

NOTICE OF CONVERSION

PORTNICE INVESTMENT LIMITED, a British Virgin Islands corporation (“Holder”) hereby elects to convert $________________ of the principal and $_____________ of accrued interest under the Note issued by EAST SHORE DISTRIBUTORS, INC. (the “Company”) (or by the Company as subsequently renamed), dated ______________, into shares of capital stock of the Company in accordance with the terms of the Note and Securities Purchase Agreement dated March 23, 2014, as follows:

Conversion Pursuant To:	[ ] Section 2(b) – Common Stock at $0.008 / share

[ ] Section 2(c) – Qualified Financing

Principal Amount of Note:	$
Accrued Interest Under Note:	$
Date of Conversion:
Conversion Price:	$____ per share
Class of Stock:
Number of Shares to Be Delivered:

The undersigned Holder has executed and delivered this Notice of Conversion to the Company as of the date set forth below.

Date: _______________	PORTNICE INVESTMENT LIMITED
a British Virgin Islands corporation

By:

Name:

Its:

The Holder hereby directs that the conversion shares be deposited to the following account:

Account Name:	PORTNICE INVESTMENT LIMITED
Account No.:
Address:

Broker:
DTC No.:	_____ (four digit code)